                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
INVESTOR RELATIONS                             MEDIA RELATIONS
R. Jackson Blackstock                          Maryanne Kane
Senior Vice President                          Chief Communications Officer
Tyco International (US) Inc.                   Tyco International (US) Inc.
212-424-1344                                   212-424-1300/603-778-9700

           TYCO ANNOUNCES PLAN TO UNLOCK TENS OF BILLIONS OF DOLLARS
                              OF SHAREHOLDER VALUE

                  --COMPANY TO SEPARATE INTO FOUR INDEPENDENT,
                          PUBLICLY TRADED COMPANIES--

    PEMBROKE, BERMUDA, JANUARY 22, 2002--Tyco International Ltd. (NYSE-TYC, BSX-TYC, LSE-TYI) today announced a plan to unlock tens of billions of dollars of shareholder value by separating Tyco into four independent, publicly traded companies: Security and Electronics; Healthcare; Fire Protection and Flow Control; and Financial Services. Tyco believes these actions will lead to substantially greater total shareholder value by creating independent companies that will be more appropriately valued by the market. Each new public company created from these transactions will be a proven industry leader, and each will go forward with a global market position; a strong and experienced management team; an entrepreneurial culture; an independent Board of Directors and significant financial strength.

    Under the plan, unanimously approved by the company's Board of Directors, Tyco's world-leading healthcare; fire protection & flow control; and financial services businesses will be taken public through initial public offerings ("IPOs") and then distributed to Tyco shareholders. Tyco's security & electronics businesses will be combined as a fourth independent, publicly traded company. Tyco Plastics, one of the United States' largest manufacturers of plastic film and other plastic products, will be sold.

    Tyco said it expects to complete the first of these IPOs--Tyco Capital--in the second quarter of calendar 2002 and to complete all of the planned transactions by the end of calendar 2002. Each IPO, distribution or sale of a business will be subject to customary approvals. No tax approvals are required for these transactions. The distributions to shareholders are expected to be treated as returns of capital, which minimize the tax consequences to most shareholders. Each company will remain based in Bermuda.

    In addition to creating substantial value for Tyco shareholders, these transactions will have a positive effect on Tyco's balance sheet. Using proceeds from the IPOs and the sale of its Plastics business, Tyco expects to eliminate at least $11 billion of debt. Each company will have a strong balance sheet going forward. A central goal of this plan is to achieve a financial profile for each industrial company consistent with a solid single A rating. There will be no material change in the capitalization structure of Tyco Capital, which currently has a strong single A rating.

    Tyco said its intention is to offer to repurchase most of the public bonds issued by Tyco International Group S.A. Those bonds not repurchased will continue to be obligations of the current obligors and holders will be treated under the terms of the respective indentures. Tyco intends to offer to repurchase the convertible bonds. Those convertible bonds not repurchased will continue to be obligations of Security & Electronics. Appropriate provisions will be made under the terms of the indentures of the convertible bonds not purchased, which may include having them become convertible into an appropriate number of shares of each of the four public companies.

    "This is a bold, shareholder-value driven plan that we believe will create extraordinary near- and long-term benefits for Tyco's shareholders and bondholders, as well as for our employees and customers," said L. Dennis Kozlowski, Chairman and Chief Executive Officer of Tyco. "Over the past decade, Tyco's share price has increased ten-fold as we have used Tyco's size, access to capital and operating philosophy to build world-class healthcare, electronics, telecommunications, security, fire protection, flow control, and financial services businesses. These businesses have now developed to a size and stage where they can thrive on their own and perhaps be even more agile than Tyco. The plan we are announcing today is the logical extension of the same value creation strategy we have successfully pursued for nearly a decade."

    "Furthermore, as independent, public companies, each of these businesses will offer investors a 'pure-play' opportunity with excellent growth prospects and greatly increased simplicity, clarity and transparency. As such, we believe each will be valued substantially higher than the implied valuations it has received in recent years as part of Tyco."

    Mr. Kozlowski continued, "I am extremely proud of Tyco's performance. We have built a great portfolio of businesses and over the five years ended September 30, 2001, we have delivered earnings per share growth at a compounded annual rate of over 40% and industry-leading operating profit margins in each of our businesses. During this same period, we have increased annual free cash flow from $240 million in 1996 to $4.8 billion in fiscal 2001. Nonetheless, even with this performance, Tyco is trading at a 2002 P/E multiple of 12.0x, a discount of almost 50% to the S&P 500."

    "The plan announced today is designed to close that gap--the gap between Tyco's market value in recent years and the value of our businesses. Our objective has always been to deliver value to our shareholders. That is why we are taking this action today, and why we are all very excited about the future."

BUSINESS UNIT OVERVIEW

    The pro forma results for the businesses described below are presented as if the proposed structure was in place for the year ended September 30, 2001. Pro forma operating profit and margins are earnings before non-recurring charges and credits, interest, taxes and goodwill amortization. Results for Tyco Capital's business are pre-tax profits, before goodwill amortization, as reported for the four quarters ended September 30, 2001. Results before non-recurring items are commonly used as a basis for operating performance, but should not be considered an alternative to operating income determined in accordance with generally accepted accounting principles.

SECURITY & ELECTRONICS

Pro Forma 2001 Revenues.....................................  $17.6 billion
Pro Forma 2001 Operating Profit.............................  $ 4.2 billion
Pro Forma 2001 Margin.......................................          23.7%

    With pro forma 2001 revenues of approximately $17.6 billion, Tyco's Security & Electronics business would consist of the world's largest and most respected residential and commercial security services company, and one of the world's largest manufacturers of a broad range of high quality electronic component products; multi-layer printed circuit boards; electrical and electronic components; power systems; and fiber optic and wireless interconnection solutions.

    Many of the components being utilized for the basic infrastructure of security monitoring are the same products and systems being developed and sold by Tyco's electronic manufacturing units for the computer, telecommunications and other electrical and electronic markets. Bringing these units together as one publicly traded company is the logical extension of the development of both the security and electronics manufacturing units.

    Dennis Kozlowski will be Chairman and CEO, and Mark Swartz will be CFO, of the Security & Electronics company.

    The world's leading provider of electronic security services and event monitoring, Tyco security services are provided worldwide under the ADT trade name. Tyco recently completed acquisitions of Sensormatic, a supplier of electronic security systems and the leader in integrated sourcing tagging for consumer goods, and SecurityLink Protection Services, which expanded ADT's capabilities in the market for personal emergency response systems. Tyco monitors over seven million customer sites.

    Tyco Electronics' products have potential uses wherever an electronic, electrical, computer or telecommunications system is used and are becoming increasingly critical to the performance of these systems as signal speeds and bandwidth increase to accommodate voice, data and video communications convergence. This business combines the historical leadership in the interconnect industry of AMP with forward-looking companies like ASG, Elcon, Elo TouchSystems, HTS, M/A-Com, Raychem and Tyco Telecommunications (formerly TyCom). Tyco Electronics manufactures and sells more than 200,000 parts in over 450 global product lines. Tyco Electronics serves over 200,000 customers in more than 55 countries, and maintains a strong local presence in the regions where it operates. Tyco Telecommunications provides global broadband capacity through the TyCom Global Network, and designs, manufactures, installs, operates and supports turn-key subsea optical networks for many of the world's leading carriers.

HEALTHCARE

Pro Forma 2001 Revenues.....................................  $7.1 billion
Pro Forma 2001 Operating Profit.............................  $1.7 billion
Pro Forma 2001 Margin.......................................         24.4%

    Healthcare is the second largest medical device provider in the world and offers one of the broadest ranges of disposable medical products in the industry. It holds world-leading positions in each of its four primary businesses: Kendall Healthcare, U.S. Surgical, ValleyLab and Mallinckrodt.

    Kendall Healthcare manufactures and markets a broad range of wound care, needles and syringes, vascular therapy, urological care, incontinence care, sharps disposal and nursing care products under market-leading brand names, including Kerlix-Registered Trademark- and Curity-Registered Trademark-. U.S. Surgical provides innovative wound closure products and laparoscopic instrumentation. ValleyLab designs, develops and manufactures electro- and ultrasonic surgery systems, which are continuing to raise the standards in patient care and safety in the operating room. Mallinckrodt is a global manufacturer of healthcare products for the respiratory, alternate care, bulk pharmaceutical and diagnostic imaging markets.

    Rich Meelia, who has served as President of Tyco Healthcare since 1995, will be President and Chief Executive Officer. Chuck Dockendorff will continue to serve as the company's Chief Financial Officer.

    In May 2001, Tyco announced an agreement to acquire C.R. Bard, Inc., a leading multinational developer, manufacturer and marketer of healthcare products used for vascular, urological and oncological diagnosis and intervention, as well as surgical specialties. The acquisition is contingent on regulatory clearance under U.S. anti-trust laws.

    Healthcare manufactures, markets and distributes its products directly to hospitals and medical professionals, as well as through independent distributors, around the world. Thirty-percent of its fiscal 2001 sales came from international operations in 75 countries, primarily in Europe, Latin America and the Asia-Pacific region.

FIRE PROTECTION & FLOW CONTROL

Pro Forma 2001 Revenues.....................................  $7.6 billion
Pro Forma 2001 Operating Profit.............................  $1.3 billion
Pro Forma 2001 Margin.......................................         17.1%

    Tyco is the world's leading provider of fire detection, prevention and suppression products, installation and services, and a top global manufacturer of standard and highly specialized valve and control products. The two businesses are being combined to take advantage of significant operating and marketing synergies. The two groups serve a host of common customers and market segments, and a substantial portion of Tyco's valve and flow control products are used by the company's fire protection businesses. Fire Protection & Flow Control will also include Allied Tube, the leading fire protection pipe manufacturer in the United States, and Tyco Infrastructure Services (formerly Earth Tech), a global leader in the water, environmental, transportation, and construction marketplace.

    Tyco's fire protection units design, install and service automatic fire sprinkler systems, fire alarm and detection systems, and special hazard suppression systems. These businesses operate through a worldwide network of sales offices under the trade names: Simplex/Grinnell, Wormald, Mather & Platt, Total Walther, O'Donnell Griffin, Dong Bang, Ansul and Tyco. In May 2001, Tyco acquired Scott Technologies, expanding its line of fire protection products to include respiratory systems and other life-saving devices for the firefighting and aviation markets.

    Tyco's flow control operations manufacture valves in a wide variety of configurations serving markets in the water distribution, power generation, chemical, oil and gas, pulp and paper, commercial irrigation, mining and industrial process, and plumbing industries, among others. Its valves and related products are sold under several trade names such as: Keystone, Grinnell, Hindle, KTM, Flow Control Technologies, among others.

    Fire Protection & Flow Control will be run by Chief Executive Officer Jerry Boggess, who has led Tyco's Fire business since 1989. Jack Guarnieri, a senior finance executive within the flow control business, will be its Chief Financial Officer.

FINANCIAL SERVICES

Pro Forma 2001 Revenue......................................  $5.4 billion
Pro Forma 2001 Pre-tax Earnings.............................  $1.2 billion

    Tyco Capital is a leading, global source of financing and leasing capital and an advisor for companies in more than 30 industries. Managing approximately $50 billion in assets across a diversified portfolio, Tyco Capital, formerly known as CIT, offers vendor, equipment, factoring, consumer, and structured financing capabilities. Tyco Capital operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim.

    Tyco Capital has established itself as the financing leader in a variety of industries. It has a number one position in vendor financing, factoring, construction equipment financing, and Small Business Administration loans. It is also a leader in printing, machine tools, rail, corporate aircraft, commercial aerospace, asset-based and credit-secured lending and advisory-structured finance.

    Al Gamper will continue to serve as President and Chief Executive Officer of Tyco Capital. Joe Leone will continue as Executive Vice President and Chief Financial Officer.

    Since its acquisition by Tyco on June 1, 2001, Tyco Capital has divested over $5 billion of non-core, less profitable assets and reduced annual operating expenses by $150 million. In December 2001, Tyco Capital announced an agreement to acquire McGrath RentCorp, a leading rental provider of modular offices, classrooms and electronic test equipment. The transaction is subject to customary regulatory review and approval by McGrath RentCorp shareholders.

FINANCIAL ADVISOR

    Goldman, Sachs & Co. is acting as Tyco's financial advisor.

INVESTOR CALL/WEBCAST AND PRESS CONFERENCE

    The company will discuss its plans at a meeting for investors today at 9:30 am EST. Interested parties may access the meeting live today, or by replay through January 29, 2002, at the following website:
http://investors.tycoint.com/medialist.cfm.

    Tyco shareholders and analysts may also access the meeting by telephone. The telephone dial in number for the participants in the United States is:
(800) 260-0719. The telephone dial in number for the participants in International locations is: (651) 291-3810. The participants' code for all callers is: 624746.

    The replay is scheduled to be available after 1 p.m. ET on January 22, 2002 until 11:59 PM on January 29, 2002. The dial-in numbers for the replay are as follows: Domestic (U.S.) (800) 475-6701. International: (320) 365-3844. The
replay access code for all callers is 624746.

    Management will be available following the investor meeting for a brief Q&A session with the media.

    THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES. ACTUAL RESULTS MAY VARY MATERIALLY FROM THE EXPECTATIONS CONTAINED IN THE FORWARD-LOOKING STATEMENTS. ALL STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD-LOOKING, AND THE WORDS "ANTICIPATE," "BELIEVE," "EXPECT," "ESTIMATE," "PLAN" AND SIMILAR EXPRESSIONS ARE GENERALLY INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS:
THE ANTICIPATED BENEFITS OF THE PLAN, THE TIMING OF THE PLAN, INCLUDING THE TIMING OF FILING FOR INITIAL PUBLIC OFFERINGS AND COMPLETION OF THE DISTRIBUTIONS, THE EXPECTED TAX CONSEQUENCES OF THE TRANSACTIONS, ANTICIPATED DEBT REDUCTIONS AND DEBT REPURCHASES AND EXPECTED PROCEEDS FROM INITIAL PUBLIC OFFERINGS AND ASSET SALES. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING
STATEMENTS: ECONOMIC, BUSINESS, COMPETITIVE AND REGULATORY FACTORS AFFECTING TYCO'S BUSINESSES; MARKET CONDITIONS FOR INITIAL PUBLIC OFFERINGS; AND REGULATORY APPROVAL REQUIREMENTS FOR THE TRANSACTIONS DESCRIBED IN THIS RELEASE; AND OTHER FACTORS DESCRIBED IN TYCO'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2001.

    THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY. IT DOES NOT CONSTITUTE AN OFFER TO PURCHASE THE CONVERTIBLE BONDS OF TYCO INTERNATIONAL LTD. AND TYCO INTERNATIONAL GROUP S.A. UNDER THE RULES AND REGULATIONS OF THE U.S. SECURITIES AND EXCHANGE COMMISSION. TYCO INTERNATIONAL LTD. WILL FILE TENDER OFFER MATERIALS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UPON COMMENCEMENT OF THE CONVERTIBLE BOND TENDER OFFERS. HOLDERS OF THE CONVERTIBLE BONDS ARE URGED TO READ THE TENDER OFFER STATEMENTS ON SCHEDULE TO AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TENDER OFFERS. HOLDERS OF THE CONVERTIBLE BONDS WILL BE ABLE TO OBTAIN THESE DOCUMENTS AND OTHER FILED DOCUMENTS, WHEN THEY BECOME AVAILABLE, WITHOUT CHARGE THROUGH THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEB SITE, WWW.SEC.GOV. THESE DOCUMENTS ALSO WILL BE MADE AVAILABLE WITHOUT CHARGE TO THE HOLDERS OF THE CONVERTIBLE BONDS BY TYCO INTERNATIONAL LTD.'S INFORMATION AGENT FOR THE OFFERS.

                                     # # #